Exhibit 10.1

CASTLE CREEK FINANCIAL

July 29, 2010

Paul W. Taylor

Executive Vice President and Chief Operating Officer

Guaranty Bancorp

1331 Seventeenth Street

Suite 300

Denver, CO 80202-1566

Via email: paul.taylor@guarantybankco.com

Dear Paul:

Pursuant to Section 6 of the Letter Agreement between Centennial Bank Holdings, Inc., the predecessor to Guaranty Bancorp (‘Guaranty”), and Castle Creek Financial (“CCF”) dated November 8, 2006, this letter will confirm that CCF is formally terminating the agreement pursuant to the terms of Section 6.  Although the termination provision of the Letter Agreement stipulates 30 days written notice, you agree that by executing and returning this letter, Guaranty hereby waives such 30 day notice provision, and that all other provisions as provided in Section 6 of the Letter Agreement shall survive pursuant to the terms therein.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us a duplicate of this letter, which thereupon shall constitute acceptance of CCF’s termination of its role as financial advisor to Guaranty.

Very truly yours,

Castle Creek Financial, LLC		Guaranty Bancorp

By:	/s/ William J. Ruh	By:	/s/ Paul W. Taylor
Name:	Willam J. Ruh	Name:	Paul W. Taylor
Title:	Vice President	Title:	Executive Vice President and Chief Operating Officer